                Exhibit 99-B.10: Consent of Independent Auditors




                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Variable Annuity Account B:

We consent to the use of our report dated February 2, 2001, relating to the financial statements of Variable Annuity Account B and our report dated
March 27, 2001, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are included in this Post-Effective Amendment No. 22 to Registration Statement (File No. 333-56297) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.





KPMG LLP



Hartford, Connecticut
April 12, 2001              \s\kpmg llp